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                 INSTRUCTIONS BOOKLET FOR WARRANTS REPRESENTING
                        ADS RIGHTS OF SONERA CORPORATION
        EXPIRING AT 10:00 A.M. (NEW YORK CITY TIME) ON NOVEMBER 21, 2001
                       (THE "ADS RIGHTS EXPIRATION DATE")

[THE WARRANTS MAY NOT BE DELIVERED OR TRANSFERRED TO PERSONS LOCATED OUTSIDE THE UNITED STATES]

Your Warrant contains forms related to the choices available to you regarding your primary and secondary ADS Rights. The terms of the ADS Rights are fully described in the Prospectus enclosed herewith (the "PROSPECTUS"). The following instructions are intended solely to assist you in completing your Warrant. None of the terms hereof are intended to contradict or supersede the terms of the Prospectus. Any capitalized terms used but not defined herein shall have the meaning given to such terms in the Prospectus.

If you have special instructions for Citibank, N.A., as ADS Rights Agent, which cannot be included in the Warrant, you should send a letter setting forth such instructions to the ADS Rights Agent with your Warrant. IN ALL CASES YOU SHOULD INCLUDE YOUR TELEPHONE NUMBER IN THE SPACE PROVIDED IN THE WARRANT (IN CASE THE ADS RIGHTS AGENT NEEDS TO CONTACT YOU FOR FURTHER INFORMATION) AND YOU SHOULD COMPLETE THE SUBSTITUTE FORM W-9 IN THE WARRANT.

I.  TO EXERCISE PRIMARY AND SECONDARY ADS RIGHTS

You can exercise your primary and secondary ADS Rights only upon the terms described in the Prospectus. Please refer to the Prospectus for a description of your primary and secondary ADS Rights. The number of primary ADS Rights distributed to you is imprinted on the face of your Warrant. Each primary ADS
Right will entitle you to subscribe for   -  American Depositary Shares
("ADSs"). You may only exercise your primary or secondary ADS Rights for a whole number of ADSs. No fractions of ADSs will be issued.

If you decide to exercise all or part of your primary ADS Rights and you were the registered holder of ADSs as of the close of business in New York City on November 14, 2001, you will have the opportunity to specify an additional number of ADSs that you would be prepared to purchase. The secondary ADS Rights must be exercised at the same time as the exercise of the primary ADS Rights.

The subscription price that you must tender to the ADS Rights Agent upon the exercise of the primary and secondary ADS Rights is $ - per ADS subscribed
(the "ESTIMATED ADS SUBSCRIPTION PRICE"), which is equivalent to   -  percent of
the Share subscription price of E  -  per Share translated into U.S. dollars
based on an exchange rate of E   -  per U.S. dollar, the noon buying rate for
Euros on November   -  , 2001. The ADS Rights Agent will make the conversion
from U.S. dollars into Euros on or about November   -  , 2001, in the case of
the exercise of primary ADS Rights and on or about December   -  , 2001, in the
case of the exercise of secondary ADS Rights. Any adjustments to the Estimated ADS Subscription Price that you deliver to the ADS Rights Agent as a result of currency fluctuations or secondary ADS Rights allocations shall be made upon the terms described in the Prospectus.

If you wish to exercise your primary or secondary ADS Rights, you should:

        (a) complete and sign the enclosed Warrant indicating in the appropriate places the number of primary and secondary ADS Rights you wish to exercise;

        (b) obtain a U.S. dollar certified check or bank draft, made payable to "Citibank, N.A. re: Sonera ADS Rights Offering" for the full amount of the Estimated ADS Subscription Price for all ADSs you are subscribing upon the exercise of your primary and secondary ADS Rights; and

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        (c) deliver the completed and signed Warrant and the certified check or bank draft for the full amount of the Estimated ADS Subscription Price to the ADS Rights Agent at one of the addresses set forth below.

ALL DOCUMENTS MUST BE RECEIVED BY THE ADS RIGHTS AGENT BEFORE THE ADS RIGHTS EXPIRATION DATE AT ONE OF THE ADDRESSES SET FORTH BELOW. ANY EXERCISE OF ADS RIGHTS IS EFFECTIVE ONLY WHEN RECEIVED BY THE ADS RIGHTS AGENT, IS IRREVOCABLE AND MAY NOT BE CANCELLED OR MODIFIED. DEPOSITS IN THE MAIL WILL NOT CONSTITUTE DELIVERY TO THE ADS RIGHTS AGENT.

You will elect the method of delivering completed Warrants and paying to the ADS Rights Agent the Estimated ADS Subscription Price for the ADSs and you will bear any risk associated with it. If you send Warrants or payments by mail, you should use registered mail, properly insured, with return receipt requested, and allow sufficient time to ensure delivery to the ADS Rights Agent and clearance of payment before the appropriate time. In order to ensure timely delivery to the ADS Rights Agent, you may wish to consider the use of an overnight courier.

If you exercise less than all of the primary ADS Rights evidenced by your Warrant by so indicating on your Warrant, the ADS Rights Agent will either
(i) issue to you a new Warrant evidencing the unexercised primary ADS Rights or
(ii) if you so indicate on your Warrant, endeavor to sell such unexercised primary ADS Rights for you or (iii) if you so indicate on your Warrant, issue a new Warrant evidencing primary ADS Rights to a designated transferee. If no such indication is made, the ADS Rights Agent will issue to you a new Warrant evidencing the unexercised primary ADS Rights. If you choose to have a new Warrant sent to a designated transferee, please note that the transferee will not be able to exercise the secondary ADS Rights and that any such Warrant may not be received in sufficient time to permit a designated transferee to instruct the sale or exercise the primary ADS Rights evidenced thereby.

If you do not indicate the number of ADSs to be subscribed for in the Warrant, or if you indicate a number of ADSs that does not agree with the aggregate Estimated ADS Subscription Price payment you delivered, you will be deemed to have subscribed for the maximum number of whole ADSs that may be subscribed for, under both the primary ADS Right and the secondary ADS Right, for the aggregate Estimated ADS Subscription Price payment you delivered. This Warrant Certificate only evidences ADS Rights and does not grant any rights or impose any obligations not granted or imposed pursuant to the express terms of the ADS Rights Offer described in the Prospectus.

II.  TO SELL PRIMARY ADS RIGHTS

If you wish to instruct the ADS Rights Agent to endeavor to sell on the Helsinki Exchanges the primary Share Rights underlying some or all of your primary ADS Rights, you should:

        (a) complete and sign the enclosed Warrant indicating in the appropriate places the number of primary ADS Rights you wish to be sold; and

        (b) deliver the completed and signed Warrant to the ADS Rights Agent at one of the addresses set forth below.

If you wish to instruct a sale of primary ADS Rights, your duly completed Warrant must be delivered to the ADS Rights Agent prior to 10:00 a.m. (New York City time) on November 21, 2001. The execution of sale orders will be subject to the terms and conditions described in the Prospectus.

III.  TO TRANSFER YOUR WARRANT

If you wish to transfer all or a portion of your Warrant, you should:

        (a) complete and sign the enclosed Warrant indicating in the appropriate places the number of primary ADS Rights you wish to be transferred; and

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        (b) arrange for your signature to be guaranteed by a member of an
    Eligible Institution such as a commercial bank, trust company, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an "ELIGIBLE INSTITUTION")

        (b) deliver the completed, signed and medallion guaranteed Warrant to the ADS Rights Agent at one of the addresses set forth below.

If you wish to transfer your Warrant, the duly completed, signed and medallion guaranteed Warrant must be delivered to the ADS Rights Agent prior to 10:00 a.m. (New York City time) on November 21, 2001.

If your Warrant has been properly endorsed for transfer, the transferee will be able to exercise only the primary ADS Rights evidenced by the Warrant.

Warrants may not be divided so as to evidence fractional primary ADS Rights, and any instructions to do so will be rejected. As the result of delays in the mail, the necessary processing time and other factors, you or your transferee may not receive the new Warrants in time to enable the holder of the ADS Rights to complete a sale or exercise by the ADS Rights Expiration Date. Neither the Company nor the ADS Rights Agent will be liable to either a transferor or transferee for any such delays.

IV.  UNEXERCISED ADS RIGHTS

Following the ADS Rights Expiration Date, the ADS Rights Agent will attempt to sell any primary Share Rights underlying primary ADS Rights for which no proper subscription or instruction to sell was received upon the terms described in the Prospectus. Net proceeds in U.S. dollars of such sale (after deduction of fees, taxes and expenses) will be remitted to registered holders of primary ADS Rights entitled thereto after the expiration of the Share Rights exercise period. There is no guarantee that any such sale will be consummated. Neither the Company nor the ADS Rights Agent will be liable to you for the ADS Rights Agent's failure to effect any such sale.

V.  SIGNATURE REQUIREMENTS

All signatures on the back of any Warrant, if by the registered owner, must correspond exactly with the name appearing on the Warrant in every respect, without alteration or any change whatsoever, or if on behalf of the registered owner by an attorney, executor, administrator, guardian or other fiduciary or by a duly authorized officer of a corporation, must be accompanied by proper evidence of the signatory's authority to act in such capacity.

IN ALL CASES YOUR TELEPHONE NUMBER SHOULD BE INCLUDED IN THE SPACE INDICATED ON YOUR WARRANT SO THAT, IF NECESSARY, THE ADS RIGHTS AGENT MAY CALL YOU FOR FURTHER INSTRUCTIONS.

Your signature must be guaranteed by an Eligible Institution in the space provided on the Warrant if you wish to transfer primary ADS Rights.

VI.  TAXPAYER IDENTIFICATION NUMBER AND SUBSTITUTE FORM W-9

If you decide to (i) subscribe for all or a portion of the primary and/or secondary ADS Rights evidenced by your Warrant, (ii) sell all or a portion of the primary ADS Rights evidenced by your Warrant or (iii) transfer a portion of or all of the primary ADS Rights evidenced by your Warrant, you should provide the ADS Rights Agent with your correct Taxpayer Identification Number ("TIN") (which is your Social Security number if you are not a corporation, partnership or other entity) on the Substitute Form W-9 included in the Warrant. Failure to provide the information on the form may subject you to the applicable rate of back-up U.S. Federal income tax withholding with respect to

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funds to be remitted to you in respect of primary ADS Rights sold or distributions made in respect of the additional ADSs.

VII.  TAX CONSEQUENCES

See the description set forth in the Prospectus under the heading
"TAXATION--UNITED STATES FEDERAL INCOME TAXATION" for information concerning tax consequences pertaining to the above transaction.

VIII.  METHOD OF DELIVERY

THE METHOD OF DELIVERY OF WARRANTS AND PAYMENT OF THE ESTIMATED ADS SUBSCRIPTION PRICE TO THE ADS RIGHTS AGENT WILL BE AT THE ELECTION AND RISK OF THE HOLDERS OF ADS RIGHTS. IF SENT BY MAIL, HOLDERS OF ADS RIGHTS ARE URGED TO SEND WARRANTS AND PAYMENTS BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND ARE URGED TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE ADS RIGHTS AGENT BY 10:00 A.M. (NEW YORK CITY TIME) ON NOVEMBER 21, 2001. DEPOSIT IN THE MAIL WILL NOT CONSTITUTE DELIVERY TO THE ADS RIGHTS AGENT. YOU MAY WANT TO MAKE USE OF AN OVERNIGHT COURRIER TO ENSURE TIMELY DELIVERY TO THE ADS RIGHTS AGENT.

IX.  IRREGULARITIES

All questions concerning the timeliness, validity, form and eligibility of any exercise of ADS Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any ADS Right. Warrants will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the ADS Rights Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Warrants or incur any liability for failure to give such notification.

X.  CONTACT AND MAILING INFORMATION

Any questions you may have should be addressed as promptly as possible to your bank, broker or other advisor or to the ADS Rights Agent, Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: Shareholder Services, toll free telephone (800) 308-7887.

The address of the ADS Rights Agent is as follows:

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
          By Hand:                 By Overnight Courier:                By Mail:

        CITIBANK, N.A                  CITIBANK, N.A                  CITIBANK, N.A
 c/o Securities Transfer and         Corporate Actions              Corporate Actions
          Reporting                  40 Campanelli Dr                P.O. Box 43034
        Services Inc                Braintree, MA 02184         Providence, RI 02940-3034
   Attn: Corporate Actions
100 Williams Street--GALLERIA
     New York, NY 10038
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES SET
FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

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